MERCURIUS & ASSOCIATES LLP Formerly known as AJSH & Co LLP

+91 11 4559 6689 info@masllp.com www.masllp.com

CONSENT LETTER

We hereby consent to the incorporation in the Form 10-K of Miami Breeze Car Care, Inc (the “Company”) of our report dated April 15, 2024, with respect to the Financial Statements of the Company for the year ended December 31, 2023 and the related notes to the financial statements.

Mercurius & Associates LLP

(Formerly known as AJSH & Co LLP)

April 15, 2024

New Delhi, India

LLPIN-AAG-1471 A-94/8, Wazirpur Industrial Area New Delhi-110052, India